EXHIBIT 10.13


                                                             Document is copied.
                              AGREEMENT AND RELEASE


     THIS AGREEMENT is made on the 28th day of February, 2000, between PINNACLE BUSINESS MANAGEMENT, INC., a Nevada corporation, located at 2963 Gulf to Bay Blvd, Suites 265 and 210 Clearwater, Florida 33759 ("Pinnacle" or "Company"), and JEFFREY G. TURINO, an individual residing at 6501 Ridgecrest Dr.; Port Richie, Florida 34668 ("Turino") and MICHAEL BRUCE HALL, an individual residing at 6825 14th Ave, N.; St. Petersburg, Florida 33710 ("Hall"). Turino and Hall are referred together as the "Executives."

                                    ARTICLE I

                                  INTRODUCTION

1.01 Pinnacle, incorporated in 1997, has entered into an employment agreement effective October 14, 1997 with each of the Executives ("Agreement"). Under the terms of the Agreement, the Executive is committed to expend substantially all of his professional time for the benefit of the Company. In consideration, each Executive receives per year $104,000 in salary; 5% of the Company's pretax income as bonus (with a minimum of $52,000 in bonus in 1998); and stock options for the purchase of 1,000,000 shares of Pinnacle stock. The Company also agrees to purchase and keep in force $1,000,000 in life insurance on each Executive.

1.02 The Agreement contemplated, and states, that the purpose for Pinnacle is to engage in the real estate investment and loan businesses. The Company never acquired the resources necessary to engage in the real estate investment business. Pinnacle, however, conducted an active title loan business. In 1998 and 1999, laws were enacted that virtually eliminated the possibility of a profitable title loan business, through no fault of the Executives.

1.03 The Company was not able to pay the Executives their full compensation, in cash or in stock. Each Executive was paid $55,000 in 1997; $65,464 in 1998, and $61,728 in 1999. The Company did not perform the terms of the agreement. Among others, it never adopted the incentive stock option plan nor did it purchase life insurance on the Executives.

1.04 The Executives performed beyond the terms of the Agreement by researching and developing a new line of business a "payday deferred deposit services" business ("PayCheck"). Further, the Executives negotiated a contract with Mail Boxes Etc., USA, Inc. to use their MBE Centers (defined in the MBE agreement) as a distribution system for the PayCheck business. This is a promising new line of business.

1.05 Pinnacle stock has traded on the Over the Counter Bulletin Board. Effective March 9, 2000, a new rule will take effect, effectively delisting Pinnacle stock. The stock price, presently around $.12 per share is expected to fall since there will be no market for the stock. The executives have caused a Form 10 to be drafted and filed. Further, the Executives are seeking out and investigating other companies as possible merger candidates. A merger might provide an entry into the Securities and Exchange Commission disclosure system, enabling relisting of the Company's stock. It might also provide liquidity to the Company. Possible merger partners, however, are unwilling to consider companies with contingent or unliquidated liabilities.

1.06 The Company and the Executives agree that the Agreement has not been performed in accordance with its terms. The Executives may have claims in litigation against the Company. The Executives, however, both served on the Board of Directors of the Company and it is impossible to ascertain to what extent the Executives had any control or power to affect the decisions of the Company. Nevertheless, this situation could create a contingent liability that would make merging with Pinnacle unattractive.


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1.07 In addition, this is a critical juncture in the history of the Company. The
     MBE Agreement offers enormous potential, but the financial condition of the Company is very serious. The Company has incurred a great deal of debt. Further, the income of the business has been invested in the implementation of the PayCheck line of business. This business is technology and people intensive, but the Company has not acquired hard assets that could be liquidated and distributed to investors. As a result, the Company's creditors and investors are unlikely to receive a yield, unless the Executives stay with the business and continue to develop the PayCheck business. The Executives could leave, on the basis that the terms of the Agreement have been breached.

1.08 Therefore, the Company and the Executives seek to enter into this agreement, to document the terms of their agreement, to make provision for payment, and release all claims realized or unrealized, arising from the Agreement, under the terms and conditions set forth herein.


                                   ARTICLE II

                                 ISSUE OF STOCK

2.01 The Company agrees to issue to Turino and Hall 27,500,000 shares of Company stock each. The shares are restricted stock under the terms of Rule 144, issued under Rule 506, Regulation D, promulgated under the Securities Act of 1933 ("Shares"). The Executives understand that transfer of the Shares is restricted for two years and agree that the Shares will not be registered for offering during the first year "lock-up period." The
     Executives acknowledge that the book value of the Shares is currently negative and that there is no market for the stock, nor ascertainable value.


                                   ARTICLE III

                                     RELEASE

     NOW THEREFORE, for and in consideration of the premises hereof, the above recitals and other good and valuable consideration, the receipt and sufficiency of all of which is hereby expressly acknowledged, the parties hereto agree as follows:

3.01 Upon receipt of the Shares, the Executives waive any right under the Agreement to compensation, bonuses, and stock options earned before January 1, 2000. Turino and Hall hereby agree and acknowledge that, effective upon receipt of the shares of stock referred to in paragraph 2.01, there are no existing claims or defenses, personal or otherwise, or rights of setoff, deferred compensation in cash or stock. The Executives further release any claim arising with respect to this Release, the Shares or to the Agreement. The Executives each for himself, and his respective predecessors, successors, and assigns, his employees, agents and servants, and all persons, natural or corporate, in privity with them or any of them, from any and all claims or causes of action of any kind whatsoever, at common law, statutory or otherwise, which the Executives, or either of them, has now or might have in the future, known or unknown, now existing or which might arise hereafter, directly or indirectly attributable to the performance of the Agreement before the date of this Release.

3.02 Upon execution of this agreement, the Company hereby waives any and all claims known or unknown against Turino and Hall arising with respect to this Release, the Shares, or to the Agreement. This release binds the Company's affiliates, predecessors, successors, and assigns, his employees, agents and servants, and all persons, natural or corporate in privity with them or any of them.

3.03 It is expressly understood and agreed that the terms hereof are contractual and not merely recitals, and that the agreements herein contained and the consideration herein transferred is to compromise doubtful claims, and that no releases made or other consideration given hereby or in connection herewith shall be construed as an admission of liability. Each party hereto represents and warrants that the consideration to each of them for entering into this Release and the transactions contemplated hereby is sufficient and equal to the value of all claims, demands, actions and causes of action


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     herein relinquished,  released, renounced,  abandoned, acquitted, waived or discharged, and that this Release is in full settlement, satisfaction and discharge of any and all such claims, demands, actions, and causes of action that such party may have or be entitled to against the Company, its
     affiliates,   predecessors,   assigns,  legal  representatives,   officers,
     directors, employees, attorneys and agents.

3.04 The Executives each represents and warrants that he has all power and authority to enter into, execute and deliver this Release, all proceedings required to be taken to authorize the execution, delivery and performance of this release and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Release constitutes a valid and binding obligation of each party hereto in the capacity in which executed. Each party further respectively represents and warrants that it enters into this Release freely of its own accord without reliance on any representations of any kind or character not set forth herein. Each party enters into this release upon the advice of and in concurrence with its own legal counsel, and the Company is represented by separate legal counsel from that of either Executive.


                                   ARTICLE IV

                      AMENDMENT OF THE EMPLOYMENT AGREEMENT

4.01 The Executives agree to continue employment under the terms of the Agreement until 2002 as if no breach of the Agreement occurred.

4.02 The Agreement is hereby amended. All provisions creating stock options and the promise of the Company to adopt an incentive stock option as part of the Agreement is deleted. All references to compensation due the Executives before January 1, 2000 is deleted. The Company acknowledges that the compensation paid the Executives was duly earned and paid. The Executives waive the right to any further deferred compensation earned before January 1, 2000 under the terms of the Agreement.

4.03 The Company still intends to purchase life insurance on the Executives. The Executives agree that the Company is required to purchase insurance only after the Company has a positive Total Assets, Net Assets, and Net Income. All other provisions of the Agreement still apply, and will continue to apply throughout the remainder of the Agreement's term.


                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

5.01 No change in or additions to this agreement may be made, and compliance with any covenant or provision herein or therein set forth may not be omitted or waived, unless the parties shall so agree in writing.

5.02 All representations and warranties made in this agreement shall survive the execution hereof and delivery of the Shares.

5.03 The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


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IN  WITNESS  WHEREOF,  the  undersigned  Parties  have  signed  this  agreement,
continuing  this  page,  and     pages preceding, effective on the year and date
                             ---
first  above  written.


PINNACLE  BUSINESS  MANAGEMENT,  INC.




By: /s/  Bruce  Hall
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Bruce  Hall,  President




/s/  Jeffrey  G.  Turino
----------------------------------
Jeffrey  G.  Turino

The spouse acknowledges that this Agreement contains terms which may alter her rights as provided by Florida law.



Spouse:  /s/  Mary  Turino
----------------------------------



/s/  Michael  Bruce  Hall
----------------------------------
Michael  Bruce  Hall

The spouse acknowledges that this Agreement contains terms which may alter her rights as provided by Florida law.




Spouse:  /s/  Jackie  Lynn  Hall
----------------------------------


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